As filed with the Securities and Exchange Commission on February 27, 2009
Registration No. 33- _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
The Greenbrier Companies, Inc.
(Exact name of registrant as specified in its charter)

Oregon	93-0816972

(State or other jurisdiction of of incorporation or organization)	(IRS Employer Identification No.)

One Centerpointe Drive, Suite 200 Lake Oswego, Oregon	97035

(Address of principal executive offices)	(Zip Code)
2005 Stock Incentive Plan

(Full title of the plan)
William A. Furman
President and Chief Executive Officer
The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, Oregon 97035
(503) 684-7000

(Name, address and telephone number of agent for service)
Copy to:
Sherrill A. Corbett
Tonkon Torp LLP
1600 Pioneer Tower
888 S.W. Fifth Avenue
Portland, Oregon 97204
(503) 221-1440
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities		offering price per	aggregate offering	Amount of
to be registered	Amount to be registered	share	price	registration fee
Common Stock, no par value	525,000 shares(1)	$4.28 (2)	$2,247,000 (2)	$88.31

(1)	This filing registers 525,000 shares of the registrant’s common stock issuable under the 2005 Stock Incentive Plan (the “Plan”). There are also registered an undetermined number of additional shares of common stock that may become available for purchase in accordance with the provisions of the Plan in the event of any future change in the outstanding shares of common stock as a result of a stock dividend, stock split or similar adjustment.

(2)	Calculated pursuant to Rule 457(h)(1) and 457(c) for purposes of computing the registration fee, based on the average of the high and low sales prices of the common stock on February 25, 2009, as reported by the New York Stock Exchange.
This filing also registers 525,000 shares of the registrant’s common stock relating to reofferings of common stock which may be acquired from time to time under the Plan by certain directors and officers of the registrant who may be deemed to be affiliates that hold control securities. Pursuant to Rule 457(h)(3), no additional filing fee is required to be paid with respect to the shares offered pursuant to the Plan which are offered for resale under the reoffer prospectus contained herein.

EXPLANATORY NOTE
     The Greenbrier Companies, Inc. has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 525,000 shares of common stock reserved for issuance under the Company’s 2005 Stock Incentive Plan.
     This registration statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be utilized for reofferings and resales on a continuous or a delayed basis in the future of up to 525,000 shares of common stock that constitute “control securities” which may be issued after the filing of this registration statement. The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “Commission”). Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

REOFFER PROSPECTUS
THE GREENBRIER COMPANIES, INC.
525,000 Shares of Common Stock
     This reoffer prospectus relates to 525,000 shares of common stock of The Greenbrier Companies, Inc. (“Greenbrier” or the “Company”), no par value, which may be offered for sale from time to time by certain stockholders or their successors in interest. The Company will not receive any proceeds from the sale of shares of common stock pursuant to this reoffer prospectus. The selling stockholders will, in the future, acquire the common stock pursuant to grants of restricted shares, options, stock appreciation rights or stock units under the Company’s 2005 Stock Incentive Plan, and these stockholders may resell all, a portion, or none of these shares of common stock from time to time.
     The shares of common stock are “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each stockholder who sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.
     You should carefully read this reoffer prospectus and any accompanying prospectus supplement before you make your investment decision. The shares of common stock offered hereby may be sold from time to time directly by, or on behalf of, each selling stockholder in one or more transactions on the New York Stock Exchange or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We are paying the expenses incurred in registering the selling stockholders’ shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by that stockholder.
     Investing in our common stock involves risks, which are detailed from time to time in the periodic reports that we file with the Securities and Exchange Commission (the “Commission”) and that we have incorporated herein by reference.
     Our common stock is listed on the New York Stock Exchange under the trading symbol “GBX.” The last reported sale price of our common stock on the New York Stock Exchange on February 25, 2009, was $4.01 per share.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     The date of this reoffer prospectus is February 25, 2009.

     This prospectus incorporates important business and financial information about Greenbrier that is not included in or delivered with this prospectus. You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning Greenbrier at the following address: The Greenbrier Companies, Attention: Anne T. Manning, Vice President and Corporate Controller, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035; telephone (503) 684-7000. Copies of all documents requested will be provided without charge (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus).

PROSPECTUS SUMMARY
     This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand the circumstances and terms of the offering and for complete information about Greenbrier, you should read this entire document and the information incorporated by reference, including the financial statements and the notes to the financial statements.
THE GREENBRIER COMPANIES, INC.
     Greenbrier is a leading supplier of transportation equipment and services to the railroad and related transportation industries. We operate in three primary business segments: Manufacturing, Refurbishment & Parts, and Leasing & Services. These three business segments are operationally integrated. The Manufacturing segment, operating from four facilities in the United States, Mexico and Poland, produces double-stack intermodal railcars, conventional railcars, tank cars and marine vessels. The Refurbishment & Parts segment performs railcar repair, refurbishment and maintenance activities in the United States and Mexico as well as wheel, axle and bearing servicing, and production and reconditioning of a variety of parts for the railroad industry. The Leasing & Services segment owns approximately 9,000 railcars and provides management services for approximately 137,000 railcars for railroads, shippers, carriers, and other leasing and transportation companies in North America. Segment performance is evaluated based on margins. We also produce rail castings through an unconsolidated joint venture.
     We are an Oregon corporation that was formed in 1981, initially as a Delaware corporation. Our principal executive offices are located at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, and our telephone number is (503) 684-7000.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to expectations, beliefs and strategies regarding the future. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer, or various filings made by the Company with the Commission. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:
•	availability of financing sources and borrowing base for working capital, other business development activities, capital spending and railcar warehousing activities;

•	ability to renew or obtain sufficient lines of credit and performance guarantees on acceptable terms;

•	ability to utilize beneficial tax strategies;

•	ability to grow our refurbishment & parts and lease fleet and management services businesses;

•	ability to obtain sales contracts which contain provisions for the escalation of prices due to increased costs of materials and components;

•	ability to obtain adequate certification and licensing of products; and

•	short- and long-term revenue and earnings effects of the above items.

     Forward-looking statements are subject to a number of uncertainties and other factors outside Greenbrier’s control. The following are among the factors that could cause actual results or outcomes to differ materially from the forward-looking statements:
•	a delay or failure of acquired businesses, start-up operations, products or services to compete successfully;

•	decreases in carrying value of inventory, goodwill or other assets due to impairment;

•	severance or other costs or charges associated with lay-offs, shutdowns, or reducing the size and scope of operations;

•	changes in future maintenance or warranty requirements;

•	fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts;

•	effects of local statutory accounting;

•	domestic and global business conditions and growth or reduction in the surface transportation industry;

•	ability to maintain good relationships with third party labor providers or collective bargaining units;

•	steel price fluctuations, scrap surcharges, steel scrap prices and other commodity price fluctuations and their impact on railcar and wheel demand and margin;

•	ability to deliver railcars in accordance with customer specifications;

•	changes in product mix and the mix among reporting segments;

•	labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo;

•	production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of alliance partners, subcontractors or suppliers;

•	ability to obtain suitable contracts for railcars held for sale;

•	lower than anticipated residual values for leased equipment;

•	discovery of defects in railcars resulting in increased warranty costs or litigation;

•	resolution or outcome of pending or future litigation and investigations;

•	the ability to consummate expected sales;

•	delays in receipt of orders, risks that contracts may be canceled during their term or not renewed and that customers may not purchase as much equipment under the contracts as anticipated;

•	financial condition of principal customers;

•	market acceptance of products;

•	ability to determine and obtain adequate levels of insurance and at acceptable rates;

•	disputes arising from creation, use, licensing or ownership of intellectual property in the conduct of the Company’s business;

•	competitive factors, including introduction of competitive products, price pressures, limited customer base and competitiveness of our manufacturing facilities and products;

•	industry overcapacity and our manufacturing capacity utilization;

•	changes in industry demand for railcar products;

•	domestic and global political, regulatory or economic conditions including such matters as terrorism, war, embargoes or quotas;

•	ability to adjust to the cyclical nature of the railcar industry;

•	the effects of car hire deprescription on leasing revenue;

•	changes in interest rates and financial impacts from interest rates;

•	actions by various regulatory agencies;

•	changes in fuel and/or energy prices;

•	risks associated with intellectual property rights of Greenbrier or third parties, including infringement, maintenance, protection, validity, enforcement and continued use of such rights;

•	expansion of warranty and product support terms beyond those which have traditionally prevailed in the rail supply industry;

•	availability of a trained work force and availability and/or price of essential raw materials, specialties or components, including steel castings, to permit manufacture of units on order;

•	failure to successfully integrate acquired businesses;

•	ability to maintain sufficient availability of credit facilities and compliance with financial covenants;

•	discovery of unknown liabilities associated with acquired businesses;

•	failure of or delay in implementing and using new software or other technologies;

•	ability to replace maturing lease revenue and earnings with revenue and earnings from additions to the lease fleet and management services; and

•	financial impacts from currency fluctuations and currency hedging activities in our worldwide operations.
     Any forward-looking statements should be considered in light of these factors. Greenbrier assumes no obligation to update or revise any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or if Greenbrier later becomes aware that these assumptions are not likely to be achieved, except as required under securities laws.
USE OF PROCEEDS
     All proceeds from the sale of the common stock offered hereby will be for the accounts of the selling stockholders. We will not receive any of the proceeds from the sale from time to time of the common stock offered hereby. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any selling stockholder will be borne by such selling stockholder.
SELLING STOCKHOLDERS
     The selling stockholders will, in the future, acquire the common stock pursuant to grants of restricted shares, options, stock appreciation rights or stock units under the Company’s 2005 Stock Incentive Plan. As of the date of this reoffer prospectus, no such grants have been made with respect to the common stock offered hereby, and the names of the selling stockholders are therefore unknown. Information regarding the selling stockholders, including the number of shares offered for sale, will be set forth in a prospectus supplement to the extent required.

PLAN OF DISTRIBUTION
     It is anticipated that the shares will be sold from time-to-time by the selling stockholders or by their pledges, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the New York Stock Exchange at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
     The shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. The selling stockholder may also sell shares directly to purchasers. Any broker or dealer may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.
     In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.
     We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder or other party selling such shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. Sales of the shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.
     In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the selling stockholders will sell all or a portion of the common stock offered hereby.
     The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.
     We will notify the selling stockholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.
LEGAL MATTERS
     The validity of the common stock offered hereby will be passed upon by Tonkon Torp LLP.
EXPERTS
     The consolidated financial statements of the Company incorporated into this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended August 31, 2008, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
AVAILABLE INFORMATION
     Greenbrier files annual, quarterly and special reports, proxy statements and other information with the Commission. Stockholders may inspect and copy these materials at the Public Reference Room maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.
DOCUMENTS INCORPORATED BY REFERENCE
     This prospectus is part of a registration statement on Form S-8 that Greenbrier filed with the Commission in accordance with the requirements of Part I of Form S-3 and General Instruction C of the Instructions to Form S-8. The Commission allows this filing to “incorporate by reference” information that the Company previously filed with the Commission. This means the Company can disclose important information to you by referring you to other documents that it filed with the Commission. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:
     (a) The Company’s annual report on Form 10-K for the fiscal year ended August 31, 2008.
     (b) The Company’s quarterly report on Form 10-Q for the quarter ended November 30, 2008.
     (c) The Company’s reports on Form 8-K dated October 1, 2008, November 6, 2008, January 9, 2009 and February 12, 2009.
     (d) The description of the Company’s common stock set forth in the Company’s registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852), and any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by the Company subsequent to those listed above with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into the registration statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated by reference into the registration statement will be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement.

     The Company will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into the registration statement (other than exhibits to such information unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates). Written or oral requests for such information should be directed to: The Greenbrier Companies, Attention: Anne T. Manning, Vice President and Corporate Controller, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, telephone (503) 684-7000.
     The Company has not authorized any person to give any information or to make any representations in connection with sale of the shares by the selling stockholders other than those contained in this prospectus. You should not rely on any information or representations in connection with such sales other than the information or representations in this prospectus. You should not assume that there has been no change in the Company’s affairs since the date of this prospectus or that the information in this prospectus is correct as of any time after its date. This prospectus is not an offer to sell or a solicitation of an offer to buy shares in any state or under any circumstances in which such an offer or solicitation is unlawful.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company with the Commission are incorporated by reference into this registration statement:
     (a) The Company’s annual report on Form 10-K for the fiscal year ended August 31, 2008.
     (b) The Company’s quarterly report on Form 10-Q for the quarter ended November 30, 2008.
     (c) The Company’s reports on Form 8-K dated October 1, 2008, November 6, 2008, January 9, 2009 and February 12, 2009.
     (d) The description of the Company’s common stock set forth in the Company’s registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852), and any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by the Company subsequent to those listed above with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     The Oregon Business Corporation Act (the “OBCA”) authorizes the indemnification of a director or officer made party to a proceeding because the director or officer is or was a director or officer against liability (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the director or officer was in good faith, (b) the director or officer reasonably believed that his conduct was in the best interests of the corporation or at least not opposed to its best interests, (c) in the case of a criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful, (d) in the case of any proceeding by or in the right of the corporation, if the director or officer was not adjudged liable, and (e) in connection with any other proceeding charging improper personal benefit to the director or officer, if the director or officer was not adjudged liable on the basis that personal benefit was improperly received by the director or officer. The OBCA also authorizes a court to order indemnification, whether or not the above standards of conduct have been met, if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The Company’s Articles of Incorporation permit, and the Company’s Bylaws require, the Company to indemnify directors and officers to the fullest extent permissible by law.
     The OBCA further provides that the articles of incorporation of a corporation may provide that no director shall be personally liable to a corporation or its shareholders for monetary damages for conduct as a director, except that such provision does not eliminate the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for any unlawful distribution as defined under the OBCA, or (d) for any transaction from which the director derived an improper personal benefit. The Company’s Articles of Incorporation provide that, to the fullest extent permissible by law, no director shall be personally liable to the Company or its shareholders for monetary damages.
     The Company has entered into indemnification agreements with each director and certain officers that indemnify them to the full extent authorized or permitted by the OBCA.
     The Company maintains directors’ and officers’ liability insurance under which the Company’s directors and officers are insured against claims for errors, neglect, breach of duty and other matters.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made and to the extent required by the Securities Act and the rules and regulations promulgated thereunder, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Oswego, Oregon, on February 23, 2009.

THE GREENBRIER COMPANIES, INC.
By	/s/ William A. Furman
William A. Furman
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William A. Furman his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officers:	Date:

/s/ William A. Furman	February 23, 2009
William A. Furman
President, Chief Executive Officer and Director

/s/ Mark J. Rittenbaum	February 23, 2009
Mark J. Rittenbaum
Executive Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

/s/ James W. Cruckshank	February 23, 2009
James W. Cruckshank
Senior Vice President
and Chief Accounting Officer
(Principal Accounting Officer)

Directors:

/s/ Benjamin R. Whiteley	February 23, 2009
Benjamin R. Whiteley

/s/ C. Bruce Ward	February 23, 2009
C. Bruce Ward

/s/ A. Daniel O’Neal, Jr.	February 25, 2009
A. Daniel O’Neal, Jr.

/s/ Duane C. McDougall	February 23, 2009
Duane C. McDougall

/s/ Charles J. Swindells	February 25, 2009
Charles J. Swindells

/s/ Donald A. Washburn	February 25, 2009
Donald A. Washburn

/s/ Graeme A. Jack	February 23, 2009
Graeme A. Jack

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	The Company’s Articles of Incorporation are incorporated herein by reference by Exhibit 3.1 to the Company’s Form 10-Q filed April 5, 2006.

4.2	Articles of Merger amending the Company’s Articles of Incorporation, are incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-Q filed April 5, 2006.

4.3	The Company’s Bylaws, as amended January 11, 2006, are incorporated herein by reference to Exhibit 3.3 to the Company’s Form 10-Q filed April 5, 2006.

4.4	Amendment to the Company’s Bylaws, dated October 31, 2006, is incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed November 6, 2006.

4.5	Amendment to the Company’s Bylaws, dated January 8, 2008, is incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed November 8, 2007.

4.6	Amendment to the Company’s Bylaws, dated April 8, 2008, is incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed April 11, 2008.

4.7	Indenture among the Company, AutoStack Corporation, Greenbrier-Concarril, LLC, Greenbrier Leasing Corporation, Greenbrier Leasing Limited Partner, LLC, Greenbrier Management Services, LLC, Greenbrier Leasing, L.P., Greenbrier Railcar, Inc., Gunderson, Inc., Gunderson Marine, Inc., Gunderson Rail Services, Inc., Gunderson Specialty Products, LLC and U.S. Bank National Association as Trustee, dated May 11, 2005, is incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed May 13, 2005.

4.8	Indenture among the Company, the Guarantors named therein and U.S. Bank National Association as Trustee, dated May 22, 2006, is incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed May 25, 2006.

4.9	Rights Agreement between the Company and EquiServe Trust Company, N.A., as Rights Agent, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed September 16, 2004.

4.10	Amendment No. 1, dated November 9, 2004, to the Rights Agreement, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K filed November 15, 2004.

Exhibit
Number	Description

4.11	Amendment No. 2, dated February 5, 2005, to the Rights Agreement, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.3 to the Company’s Form 8-K filed February 9, 2005.

5.1	Opinion of Tonkon Torp LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Tonkon Torp LLP (included in Exhibit 5.1).

24.1	Power of Attorney (provided on pages 13 and 14).